EXHIBIT 32.1

 PRINCIPAL EXECUTIVE OFFICER CERTIFICATION

In connection with the Annual Report on Form 10-K , as amended by Amendment No. 1 thereto on Form 10K/A (the “Report”), of Data Systems & Software Inc. (the "Company") for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof, the undersigned, George Morgenstern, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 2, 2005

	By:	/s/ George Morgenstern
George Morgenstern, Chief Executive Officer
(Principal Executive Officer)